                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):      October 28, 1998
                                                       -----------------------


                                THERATECH, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                                        87-0420511
---------------------------------------------   ------------------------------------
(State of other jurisdiction of incorporation)  (IRS Employer Identification Number)

                                    0-20063
                            ------------------------
                            (Commission File Number)



 417 Wakara Way, Salt Lake City, Utah                           84108
----------------------------------------                      ---------
(Address of principal executive offices)                      (Zip Code)




     Registrant's telephone number, including area code:     (801) 588-6200
                                                         -----------------------

ITEM 5.   OTHER EVENTS.

          On October 25, 1998, TheraTech, Inc. ("TheraTech") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Watson Pharmaceuticals, Inc. ("Watson") and Jazz Merger Corp., a wholly-owned subsidiary of Watson ("Watson Sub"). Pursuant to the Merger Agreement, (i) Watson Sub will be merged with and into TheraTech and TheraTech will become a wholly-owned subsidiary of Watson and (ii) each outstanding share of common stock of TheraTech will be converted into the right to receive shares of common stock of Watson in accordance with the following (the "Exchange Ratio"): Twelve
(12) divided by the average daily closing price of a share of Watson common stock as reported on the NYSE and as reported in the Wall Street Journal for the ten consecutive trading days ending on the second trading day immediately preceding the Closing Date, provided however, that the Exchange Ratio shall not be greater than 0.29589 nor less than 0.2663. A copy of the Merger Agreement and the related press release is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          See the Index to Exhibits attached hereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized to execute this report.

                                    THERATECH, INC.
                                    (Registrant)


Dated: October 28, 1998          By:  /s/ Alexander L. Searl
                                    ---------------------------------
                                    Alexander L. Searl, Senior Vice President
                                    and Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit
Number



2.1 Agreement and Plan of Merger dated as of October 23, 1998 among Watson Pharmaceuticals, Inc., Jazz Merger Corp. and TheraTech, Inc.

99.1    Press release dated October 25, 1998 announcing the proposed merger.